Table of Contents

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 25, 2006
RTW, Inc.
(Exact name of registrant as specified in its charter)
Minnesota
(State or other jurisdiction of incorporation)

0-25508 (Commission File Number)	41-1440870 (I.R.S. Employer Identification No.)
8500 Normandale Lake Blvd., Suite 1400
Bloomington, MN 55437
(Address of principal executive offices and Zip Code)
(952) 893-0403
Registrant’s telephone number, including area code
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Table of Contents

Section 2 — Financial Information
Item 2.02 — Results of Operations and Financial Condition
     On October 26, 2006, RTW, Inc. issued a press release entitled “RTW, Inc. Reports Third Quarter Financial Results — Nineteenth Consecutive Profitable Quarter; Adds Two New Fortune 150 Customers; Increases Share Repurchase Program by $1.0 Million” announcing the results for the three and nine months ended September 30, 2006. A copy of this press release is furnished as Exhibit 99.1 to this Form 8-K.
     The information provided pursuant to Item 2.02 of this Form 8-K is being furnished and is not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor may it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as expressly set forth by specific reference in such filing.
Section 8 — Other Events
Item 8.01 — Other Events
     On October 25, 2006, the Board of Directors of RTW, Inc. authorized a $1.0 million increase in the Company’s common stock share repurchase program. Under the program, originally authorized by the Board in September 1998 and resumed in April 2006, the Company may repurchase shares, from time to time pursuant to the program, up to $6.0 million of common stock. To date the Company has spent approximately $4.5 million to repurchase 556,000 shares.
     These repurchases will be made in the open market in compliance with the SEC’s Rule 10b-18, or through privately negotiated transactions, and are subject to market conditions, share price, trading volume and other factors. The repurchase program has no time limit and may be suspended from time to time or discontinued. The share repurchases will be made from available capital. As of October 26, 2006, the Company had approximately 5.3 million shares of common stock outstanding.
Section 9 — Financial Statements and Exhibits
Item 9.01 — Financial Statements and Exhibits
     (d) Exhibits:

Exhibit No.	Description
99.1	Press Release dated October 26, 2006, entitled “RTW, Inc. Reports Third Quarter Financial Results — Nineteenth Consecutive Profitable Quarter; Adds Two New Fortune 150 Customers; Increases Share Repurchase Program by $1.0 Million”
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RTW, Inc.
Dated: October 26, 2006	By /s/ Jeffrey B. Murphy
Jeffrey B. Murphy
President and Chief Executive Officer (Principal Executive Officer)